Exhibit 99.1

ERBA DIAGNOSTICS’ COMPLIANCE PLAN ACCEPTED BY NYSE MKT

MIAMI, FL, January 27, 2016 – ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, announced today that the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has accepted the Company’s plan of compliance (the “Plan”) for continued listing relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

As previously reported, the Company received a letter on November 25, 2015 from the Exchange stating that: (i) the Company was not in compliance with Sections 134 and 1101 of the Company Guide due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 with the SEC; and (ii) the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 was a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange was authorized to suspend and, unless prompt corrective action was taken, remove the Company’s securities from the Exchange.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange and, on December 10, 2015, the Company presented its Plan to the Exchange. On January 22, 2016, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension until May 25, 2016 (the “Plan Period”) to regain compliance with the continued listing standards of the Company Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to regain compliance with the Company Guide by May 25, 2016.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT:  ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets.  The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics.  ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing.  www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation, the risks and uncertainties that: the Company may not make progress consistent with the Plan during the Plan Period; the Company may not be able to regain compliance with the Company Guide by May 25, 2016, which would result in the Company’s common stock being delisted by the Exchange; the Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; the Company’s financial results may take longer to prepare than anticipated; the Company may not be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 on or prior to the timeframe set forth above; if the Company does not comply with the timeframe set forth above, then the Company’s common stock may be delisted by the Exchange; during the Company’s period of noncompliance with Sections 134 and 1101 of the Company Guide, the Company’s common stock may be delisted by the Exchange; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC, for further discussion of certain risks and uncertainties that could materially and adversely affect our business, operating results or financial condition. Many of these factors are beyond our control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.